Exhibit 99.5

                                    AGREEMENT

          Effective this ___ day of July, 2000, FW Integrated Orthopaedics Investors, L.P., FW Integrated Orthopaedics Investors II, L.P., (collectively the "B Holder") and Jose E. Kauachi ("Kauachi"), William F. Donovan, M.D., Sharon Ann Donovan, Elwayne Hafen, Ray Bishop, Mark Gerstenfeld, Fred Bressler, George Valente, Gerry Dye, William Papenhagen, Dean Lousberg, and Brian Rothman (collectively with Kauachi, the "Other Holders") and Integrated Orthopaedics, Inc., a Texas corporation (the "Company") enter into this Agreement (the "Agreement") as follows:

          WHEREAS, the B Holder holds all of the Series B Preferred Stock of Integrated Orthopaedics, Inc. (the "Company");

          WHEREAS, Under that certain Certificate of Designations filed with the Secretary of the State of Texas dated December 12, 1997 (the "Certificate of Designations"), the Series B Preferred shares may be converted (either through a mandatory conversion or at the Company's option) into shares of common stock of the Company;

          WHEREAS, Kauachi is a common shareholder, Chairman of the Board of Directors, Director, Interim President and a member of the Special Purpose Executive Committee overseeing day-to-day operations of Integrated Orthopaedics, Inc. ("IOI"); and

          WHEREAS; the Other Holders support the Board of Directors' efforts to maximize shareholder value by all means including, without limitation, potential changes in the strategic direction of the Company and the pursuit of potential extraordinary transactions.

          NOW THEREFORE, in consideration of the mutual promises, covenants, and warranties contained herein, the parties agree as follows:

                                      TERMS


     1. Notwithstanding section 10 of the Certificate of Designations (and specifically section 10.3), in the event that the B Holder chooses to convert its Series B Preferred Stock into shares of the Company's common stock at a Conversion Price (as defined in the Certificate of Designations) of $1.50 or higher (the "Reduced Conversion Amount"), the Release (as defined below) agreed to by the Other Holders in this Agreement becomes effective immediately without further action or notice.

     2. In exchange for the B Holder's agreement to receive the Reduced Conversion Amount, the Other Holders agree to and hereby discharge, release, and acquit the B Holder and the Company from all claims, issues, demands, or causes of action of any kind or nature whatsoever (including costs, expenses, and legal fees which may be incurred in litigating such claims), at common law, in equity, statutory or otherwise, fixed or contingent, known or unknown, actual or potential, whether or not asserted, now existing or that might hereafter arise directly or indirectly related to the B Holder's (i) ownership of the Series B Preferred Stock, (ii) conversion of such stock into shares of the Company's common stock, (iii) ownership of the Company's common stock after such conversion, including any sale, transfer, or disposition of such stock, if any,
(iv) service or actions by representatives of the B Holder on the Board of Directors of the Company and committees thereof, (v) actions by representatives of the B Holder in support of the B Holder's investment in the Company, and (vi) any other actions by representatives of the B Holder relating to the Company, its employees, customers, or related entities (collectively, the "Release").

                         REPRESENTATIONS AND WARRANTIES

     3. Each party represents and warrants that in the event of a default under this Agreement, it will pay the other party's reasonable costs and attorney's fees necessary to enforce this Agreement to the extent the party seeking recovery of such costs and attorneys' fees proves default under this Agreement.

     4. Each party represents and warrants that it is authorized to execute this Agreement on behalf of the party for whom they purport to execute this Agreement.

     5. Each party represents and warrants that it is legally competent to execute this Agreement and that it is the owner of the claims, liabilities, and causes of action released herein and that it has not assigned, transferred, conveyed, or in any way encumbered any claim, liability, or cause of action released herein. Each party represents and warrants that it is fully authorized to execute this Agreement without the necessity of obtaining the consent of any other party and that no other person or entity needs to be joined in this Agreement in order to accomplish the agreements and releases set forth herein.

     6. Each party represents and warrants that the execution and performance of this Agreement will not result in a breach of or constitute a default under any charter or bylaw or any provision which is binding on it or any other agreement, contract, or undertaking to which it is a party.

     7. Any reference to the "party" or the "parties" shall mean and refer to Integrated Orthopaedics or Kauachi or both and each of Integrated Orthopaedics' affiliates, subsidiaries, parent corporations, successors-in-interest, predecessors-in-interest, agents, servants, employees, partners, officers, directors, attorneys, consultants, and representatives, if any, whether specifically named herein or not, and any other person in privity with any of them.

     8. Each party represents and warrants that it has read this Agreement, that it understands this Agreement, and that it freely and voluntarily entered into this Agreement after receiving the advice of counsel.

     9. This instrument constitutes the entire agreement between the parties hereto relating to the subject matter hereof and there are no inducements, representations, warranties, or understandings between the parties that do not appear within the terms and provisions of this Agreement.

     10. This Agreement supersedes any and all prior oral and/or written agreements between the parties.

     11.   Each  party  understands that this is a  full,  final,  and  complete
Agreement   and  that  the  consideration  described  herein  is  all   of   the
consideration to be given by each party hereto.

     12. Each party agrees that no promise or agreement that is not herein expressed has been made to either party in executing this Agreement, and that no party is relying upon any statement on representation of any party or any agent of any of the parties being released hereby. Each party is relying on their own judgment in executing this Agreement.

     13. This Agreement may not be modified, amended, or terminated orally, and no term hereof may be waived. No modification, amendment, termination, or claimed waiver of any of the provisions of this Agreement shall be binding unless made in writing and signed by the party against whom such modification, amendment, or waiver is sought to be enforced.

     14. It is expressly understood and agreed that the terms hereof are contractual and not mere recitals.

     15. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument. A facsimile signature of this Agreement shall be effective in all respects.

     16. Each of the parties to this Agreement shall bear its own costs, attorneys' fees, and all other costs.

     17. All headings used in this Agreement are used for convenience only and shall not be used to construe the meaning of any provision of this Agreement.

                                  GOVERNING LAW

     18.  This Agreement shall be governed by the laws of the State of Texas.

     19. In the event any one or more of the provisions contained herein should be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected thereby and each remaining term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

FW INTEGRATED ORTHOPAEDICS
INVESTORS, L.P.

By Group 31, Inc., General Partner

By ________________________


FW INTEGRATED ORTHOPAEDICS
INVESTORS II, L.P.

By FW Group Genpar Inc., General Partner

By ________________________


___________________________
Jose E. Kauachi

___________________________
William F. Donovan, M.D

___________________________
Sharon Ann Donovan

___________________________
Elwayne Hafen

___________________________
Ray Bishop

___________________________
Mark Gerstenfeld

___________________________
Fred Bressler

___________________________
George Valente

___________________________
Gerry Dye

___________________________
William Papenhagen

___________________________
Dean Lousberg

___________________________
Brian Rothman